                                                                    EXHIBIT 10.4

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement ("Agreement"), including the attached Exhibits "A" and "B", is entered into by and between Landmark Graphics Corporation, a Delaware corporation having offices at 15150 Memorial, Houston, Texas 77079-4304 ("Employer"), Halliburton Company, a Delaware corporation having offices at 3600 Lincoln Plaza, 500 N. Akard Street, Dallas, Texas 75201-3391 ("Halliburton"), and Henry P. Holland, an individual currently residing at 21206 Lochmere Lane, Katy, Texas 77450 ("Employee"), to be effective at the effective date that Employer becomes a wholly owned subsidiary of Halliburton (the "Effective Date").

                              W I T N E S S E T H:

     WHEREAS, Halliburton Company has proposed to acquire Employer as a wholly owned subsidiary of Halliburton; and

     WHEREAS, Employee is currently employed by Employer; and

     WHEREAS, Employer is desirous of continuing the employment of Employee after the effective date that Employer becomes a wholly-owned subsidiary of Halliburton pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Employee is desirous of continuing in the employ of Employer pursuant to such terms and conditions and for such consideration.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, Employer and Employee agree as follows:

ARTICLE I:      EMPLOYMENT AND DUTIES:

     1.1. Employer agrees to employ Employee, and Employee agrees to be employed by Employer, beginning as of the Effective Date and continuing until December 31,1999 (the "Term"), subject to the terms and conditions of this Agreement.

     1.2. Beginning as of the Effective Date, Employee shall be employed as Executive Vice President, Integrated Solutions Group of Employer. Employee agrees to serve in the assigned position and to perform diligently and to the best of Employee's abilities the duties and services appertaining to such position as reasonably determined by Employer, as well as such additional or different duties and services appropriate to such position which Employee from time to time may be reasonably directed to perform by Employer. Employee shall at all times comply with and be subject to such reasonable policies and procedures as Employer may establish from time to time.

     1.3. Employee shall, during the period of Employee's employment by Employer, devote Employee's full business time, energy, and best efforts to the business and affairs of Employer. Employee may not engage, directly or indirectly, in any other business, investment, or activity that interferes with Employee's performance of Employee's duties hereunder, is contrary to the interest of Employer, or requires any significant portion of Employee's business time. The foregoing notwithstanding, the parties recognize and agree that Employee may engage in passive personal investments and other business activities which do not conflict with the business and affairs of the Employer or interfere with Employee's performance of his duties hereunder. Employee may not serve on the board of directors of any entity other than the Employer during the Term without the approval of the Employer's Board of Directors in accordance with the Employer's policies and procedures regarding such service, which approval will not be unreasonably withheld. Employee shall be permitted to retain any compensation received for service on other corporations' board of directors.

     1.4. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interest of the Employer to do no act which would intentionally injure Employer's business, its interests, or its reputation. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might in any way adversely affect Employer, or any of its affiliates, involves a possible conflict of interest. In keeping with Employee's fiduciary duties to Employer, Employee agrees that Employee shall not knowingly become involved in a conflict of interest with Employer, or its affiliates, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that Employee shall disclose to the Employer's Board of Directors any facts which might involve a possible conflict of interest.

     1.5. Employee represents that he is not aware of any pre-existing health problems that may materially impair his ability to perform his responsibilities hereunder which have not been disclosed to Employer and Halliburton.

ARTICLE 2:      COMPENSATION AND BENEFITS:

     2.1. Employee's base salary during the Term shall be not less than $300,000 per annum which shall be paid in accordance with the Employer's standard payroll practice for its executives.

     2.2. Beginning January 1,1997 and continuing for the remainder of the Term, Employee shall participate in Employer's CVA Performance Pay Plan as it may be modified from time to time by Employer's Board of Directors.

     2.3. As of the Effective Date, Halliburton shall grant to Employee under the Halliburton Company 1993 Stock and Long-Term Incentive Plan a nonqualified stock option to purchase up to 17,000 shares of Halliburton's common stock subject to the approval by the Compensation Committee of the Board of Directors of Halliburton Company. The form and other terms and conditions of such option (other than the exercise price, which shall be the closing price of Halliburton's common stock on the New York Stock Exchange on the Effective Date) are set forth in Exhibit A attached to, and forming a part of, this Agreement. In addition, as of the Effective Date and subject to the approval of the Compensation Committee of the Board of Directors of Halliburton or its delegate, Halliburton shall grant to Employee under the Halliburton

Company 1993 Stock and Long-Term Incentive Plan 5,000 shares of Halliburton's common stock subject to the restrictions and other terms and conditions set forth in Exhibit B attached to, and forming a part of, this Agreement.

     2.4. As of the Effective Date, Employee shall continue to be entitled to all his rights under outstanding stock options held by Employee prior to the Effective Date, and nothing herein shall or is intended to affect any of such rights.

     2.5. From and after the Effective Date, Employer shall pay, or reimburse Employee, for all ordinary, reasonable and necessary expenses which Employee incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees and expenses associated with membership in various professional, business and civic associations and societies of which Employee's participation is in the best interest of Employer.

     2.6. While employed by Employer, Employee shall be allowed to participate, on the same basis generally as other employees of Employer, in all general employee benefit plans and programs, including improvements or modifications of the same, which on the Effective Date or thereafter are made available by Employer to all or substantially all of Employer's executive employees. Such benefits, plans, and programs may include, without limitation, medical, health, and dental care, life insurance, disability protection, and qualified retirement plans but, except as otherwise provided in Section 2.2 and in the last sentence of this Section 2.6, shall not include any incentive compensation or bonus plans or programs. Except as specifically provided herein, nothing in this Agreement is to be construed or interpreted to provide greater rights, participation, coverage, or benefits under such benefit plans or programs than provided to executive employees pursuant to the terms and conditions of such benefit plans and programs. While employed by Employer, Employee shall be eligible to receive grants of stock options under the Halliburton Company 1993 Stock and Long-Term Incentive Plan and any other stock option plans adopted by Halliburton.

     2.7. Employer shall not by reason of this Article 2 be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any incentive compensation or employee benefit program or plan, so long as such actions are similarly applicable to covered employees generally.

     2.8. Employer may withhold from any compensation, benefits, or amounts payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

ARTICLE 3:      TERMINATION PRIOR TO EXPIRATION OF TERM AND EFFECTS OF SUCH
                TERMINATION:

     3.1. Employee's employment with Employer shall be terminated (i) upon the death of Employee, (ii) upon Employee's permanent disability (permanent disability being defined as Employee's physical or mental incapacity to perform his usual duties as an employee with such condition likely to remain continuously and permanently), or (iii) at any time during the Term by Employer upon notice to Employee or by Employee upon 60 days' notice to Employer for any or no reason; provided, however, that Employer shall not terminate Employee's employment for any reason, except for "Cause" (as hereinafter defined), prior to six (6) months following the Effective Date.

     3.2. If Employee's employment is terminated by reason of a "Voluntary Termination" (as hereinafter defined), the death of Employee, permanent disability of Employee (as defined in Section 3.1) or by the Employer for Cause, all future compensation to which Employee is otherwise entitled and all future benefits for which Employee is eligible shall cease and terminate as of the date of termination, except as specifically provided in this Section 3.2. Benefits payable to Employee pursuant to the plans, programs or stock option and restricted stock agreements specified or referred to in Sections 2.2, 2.3, 2.4 or 2.5 shall be made in accordance with such plans, programs, stock option and restricted stock agreements and the provisions of such Sections. Employee, or his estate in the case of Employee's death, shall be entitled to pro rata base salary through the date of such termination and shall be entitled to any individual bonuses or individual incentive compensation not yet paid but due under Employer's or Halliburton's plans but shall not be entitled to any other payments by or on behalf of Employer except for those which may be payable pursuant to the terms of Employer's employee benefit plans (as hereinafter defined). For purposes of this Section 3.2, a "Voluntary Termination" of the employment relationship by Employee prior to expiration of the Term shall be a termination of employment in the sole discretion of and at the election of Employee, other than (i) a termination of Employee's employment because of a material breach by Employer of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer or (ii) a termination of Employee's employment within six (6) months of a reduction in Employee's rank, material reduction in his responsibility with Employer or requirement for Employee to relocate outside of the Houston, Texas metropolitan area. For purposes of this Section 3.2, the term "Cause" shall mean any of (i) Employee's willful misconduct in the performance of the duties and services required of Employee pursuant to this Agreement that has a material adverse effect on Employer; (ii) Employee's final conviction of a felony; or (iii) Employee's material breach of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice to Employee by Employer of such breach which specifies the basis for the breach in detail. No act or failure shall be deemed "willful" if due primarily to an error in judgment or negligence or if in good faith and with reasonable belief that such act is in the best interest of Employer.

     3.3. If Employee's employment is terminated for any reason other than as described in Section 3.2 above during the Term, (i) all of Employee's outstanding options to purchase shares of Halliburton common stock granted pursuant to Section 2.3 hereof shall vest and become immediately exercisable,
(ii) all Forfeiture Restrictions (as defined in Exhibit B hereto) shall lapse with respect to the Restricted Shares (as defined in Exhibit B hereto) granted to Employee pursuant to Section 2.3 hereof and (iii) Employer shall pay to Employee a severance benefit consisting of a single lump sum cash payment of $600,000. Such severance benefit shall be paid no later than sixty (60) days following Employee's termination of employment. The severance benefit paid pursuant to this Section 3.3 to Employee shall be in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations). Employee shall not be under any duty or obligation to seek or accept other employment following a termination of employment pursuant to which severance benefit payments under this Section 3.3 are owing and the amounts due Employee pursuant to this Section
3.3 shall not be reduced or suspended if Employee accepts subsequent employment or earns any amounts as a self-employed individual. Employee's rights under this Section 3.3 are employee's sole and exclusive rights against the Employer or its affiliates and the Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort or otherwise, for the termination of his employment relationship with Employer. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer based upon Employee's termination of employment for any monies other than those specified in this
Section 3.3 and except for any claims Employee may have for benefits under the plans, programs and stock options specified or referred to in Sections 2.2, 2.3,
2.4 or 2.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys' fees), in connection with such suit, claim, demand or cause of action. If, on the other hand, Employee shall bring suit or lodge any claim, demand or cause of action against Employer for the sole purpose of enforcing Employee's rights under this Section 3.3, upon final resolution thereof in favor of Employee, Employee shall be entitled to recover from Employer all sums expended by Employee (including costs and attorneys' fees) in connection with such suit, claim, demand or cause of action. Nothing contained in this Section
3.3 shall be construed to be a waiver by Employee of any benefits accrued for or due Employee under any employee benefit plan (as such term is defined in the Employees' Retirement Income Security Act of 1974, as amended) maintained by Employer, except that Employee shall not be entitled to any severance benefits pursuant to any severance plan or program of the Employer or Halliburton.

     3.4. Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations, including, without limitation, Employee's obligations under Articles 4 and 5.

ARTICLE 4: OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION:

     4.1. All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee, individually or in conjunction with others, during Employee's employment by Employer (whether during business hours or otherwise and whether on Employer's premises or otherwise) which relate to Employer's business, products or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks), and all writings or materials of any type embodying any of such items, shall be the sole and exclusive property of Employer.

     4.2. Employee acknowledges that the businesses of Employer and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Employer, or its affiliates use in their business to obtain a competitive advantage over their competitors. Employee further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to Employer, and its affiliates in maintaining their competitive position. Employee hereby agrees that Employee will not, at any time during or after his employment by Employer, make any unauthorized disclosure of any confidential business information or trade secrets of Employer or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial or other legal proceeding in which Employee's legal rights and obligations as an employee or under this Agreement are at issue; provided, however, that Employee shall, to the extent practicable and lawful in any such events, give prior notice to Employer of his intent to disclose any such confidential business information in such context so as to allow Employer an opportunity (which Employee will not oppose) to obtain such protective orders or similar relief with respect thereto as it may deem appropriate.

     4.3. All written materials, records, and other documents made by, or coming into the possession of, Employee during the period of Employee's employment by Employer which contain or disclose confidential business information or trade secrets of Employer, or its affiliates shall be and remain the property of Employer, or its affiliates, as the case may be. Upon termination of Employee's employment by Employer, for any reason, Employee promptly shall deliver the same, and all copies thereof, to Employer.

ARTICLE 5:      POST-EMPLOYMENT AND NON-COMPETITION OBLIGATIONS:

     5.1. As part of the consideration for the compensation and benefits to be paid to Employee hereunder, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 5. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where Employer or any of its subsidiaries are conducting any business (other than de minimis business operations) as of the date of termination of the employment relationship or have during the previous twelve months conducted any business (other than de minimis business operations):

     (i) engage in any business directly competitive with any business (other than de minimis business operations) conducted by Employer or its subsidiaries;

     (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business directly competitive with any business (other than de minimis business operations) conducted by Employer or its subsidiaries; or

     (iii) induce any employee of Employer or any of its subsidiaries (other than Employee's personal secretary or administrative assistant) to terminate his employment with Employer, or hire or assist in the hiring of any such induced employee by any person, association, or entity not affiliated with Employer.

These non-competition obligations shall extend until one year after termination of the employment relationship between Employer and Employee. The above notwithstanding, nothing in this Section 5.1 shall prohibit Employee from engaging in or being employed by any entity that engages in the provision of management consulting or other consulting services to third parties, even where such entity on occasion renders advice or services to, or otherwise assists, any other person, association, or entity who is engaged, directly or indirectly, in any business directly competitive with any business conducted by Employer or any of Employer's subsidiaries, so long as Employee does not personally, directly or indirectly (A) participate in rendering such advice, services or assistance to any such competing person, association or entity, (B) provide any information or other assistance to any other person employed by Employee or by any such consulting entity for use, directly or indirectly, in rendering such assistance to any competing person, association or entity or (C) engage in any conduct which would be violative of the provisions of Article 4 hereof.

     5.2. Employee understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Employee will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Employee acknowledges that money damages would not be sufficient remedy for any breach of this Article 5 by Employee, and agrees that Employer, on its own behalf or on behalf of any of its subsidiaries, shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article 5, but shall be in addition to all remedies available at law or in equity to Employer, including, without limitation, the recovery of damages from Employee and his agents involved in such breach.

     5.3. It is expressly understood and agreed that Employer and Employee consider the restrictions contained in this Article 5 to be reasonable and necessary to protect the proprietary information and/or goodwill of Employer. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such courts so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

ARTICLE 6:      MISCELLANEOUS:

     6.1. For purposes of this Agreement, (i) the terms "affiliates" or "affiliated" means an entity who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Employer or in which Employer has a 50% or more equity interest, and (ii) any action or omission permitted to be taken or omitted by Employer hereunder shall only be taken or omitted by Employer upon the express authority of the Board of Directors of Employer or of any Committee of the Board to which authority over such matters may have been delegated.

     6.2. Although executed and delivered by the parties hereto, this Agreement is contingent upon the Employer becoming a wholly owned subsidiary of Halliburton and shall not become effective until such time as the Employer has become a wholly owned subsidiary of Halliburton.

     6.3. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when received by or tendered to Employee, Halliburton or Employer, as applicable, by pre-paid courier or by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Employer or Halliburton, to Halliburton Company at its corporate headquarters to the attention of the General Counsel of Halliburton Company.

     If to Employee, to his last known personal residence.

     6.4. This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer to the laws of another State or country.

     6.5. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     6.6. It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

     6.7. This Agreement shall be binding upon and inure to the benefit of Employer and any other person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of Employer by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Employee's rights and obligations under this agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of Employer, other than in the case of death or incompetence of Employee.

     6.8. This Agreement upon the effectiveness of the merger of Employer into Halliburton replaces and merges any previous agreements and discussions pertaining to the subject matter covered herein including the Change In Control Agreement dated October 19, 1995 between Employer and Employee; provided, however, that the provisions of Section 5(a)(v)(A) of the Change in Control Agreement dated October 19, 1995 between Employer and Employee and the Indemnification Agreement dated November 21, 1990 between Employer and Employee shall survive and shall remain in effect without regard to the provisions of this Agreement. This Agreement constitutes the entire agreement of the parties with regard to such subject matter, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect such subject matter. Each party to this Agreement acknowledges that no representation, inducement, promise, or agreement, oral or written, has been made by either party with respect to such subject matter, which is not embodied herein, and that no agreement, statement, or promise relating to the employment of Employee by Employer that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Board of Directors of Employer.

     6.9. Halliburton has executed this Agreement in its capacity as sponsor of the Halliburton employee benefit plans, programs and stock option plans in which Employee is entitled to participate pursuant to this Agreement.

     IN WITNESS WHEREOF, Employer, Halliburton and Employee have duly executed this Agreement at Houston, Texas in multiple originals to be effective on the date first stated above.

                                LANDMARK GRAPHICS CORPORATION



                                By: /s/ PATTI L. MASSARO
                                   --------------------------------------
                                Name: Patti L. Massaro
                                     ------------------------------------
                                Title: General Counsel and Secretary
                                      -----------------------------------


                                HALLIBURTON COMPANY



                                By: /s/ LESTER L. COLEMAN
                                   --------------------------------------
                                Name: Lester L. Coleman
                                     ------------------------------------
                                Title: Executive Vice President and
                                      -----------------------------------
                                       General Counsel
                                      -----------------------------------


                                EMPLOYEE

                                /s/ HENRY P. HOLLAND
                                -----------------------------------------
                                Henry P. Holland

Date:  August 29, 1996
       ---------------------

                                 EXHIBIT A TO
                        EXECUTIVE EMPLOYMENT AGREEMENT
                       BY AND BETWEEN HENRY P. HOLLAND,
             LANDMARK GRAPHICS CORPORATION AND HALLIBURTON COMPANY


                      NONSTATUTORY STOCK OPTION AGREEMENT

  AGREEMENT made as of the __ day of ________, 1996 between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and Henry P. Holland ("Employee").

  To carry out the purposes of the HALLIBURTON COMPANY 1993 STOCK AND LONG-TERM INCENTIVE PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $2.50 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

  1.   GRANT OF OPTION.  The Company hereby irrevocably grants to Employee the
       ---------------
right and option ("Option") to purchase all or any part of an aggregate of 17,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

  2.   PURCHASE PRICE.  The purchase price of Stock purchased pursuant to the
       --------------
exercise of this Option shall be $________ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

  3.   EXERCISE OF OPTION.  Subject to the earlier expiration of this Option as
       ------------------
herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Vice President and Secretary, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:


                                 Percentage of Shares
  Number of Full Years           That May be Purchased
  --------------------           ---------------------

  Less than 1 year                            0%
  1 year                                 33 1/3%
  2 years                                    67%
  3 years                                   100%

  This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee's lifetime. This Option may be exercised only while Employee remains an employee of the Company, subject to the following exceptions:

        (a) If Employee's employment with the Company terminates by reason of disability (disability being defined as being physically or mentally incapable of performing the Employee's usual duties as an Employee with such condition likely to remain continuously and permanently, as determined by the Company or employing subsidiary), this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination.

        (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period of one year following such termination.

        (c) If Employee's employment with the Company terminates by reason of retirement at or after age 65 or early retirement with consent of the Committee administering the Plan or its delegate, as appropriate, this Option may be exercised by Employee at any time during the period ending on the Expiration Date (as defined below), but only as to the number of shares Employee was entitled to purchase on the date of such exercise in accordance with the schedule set forth above. If Employee dies after such retirement, this Option may be exercised in full by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during the period ending on the earlier of the Expiration Date or the third anniversary of Employee's death.

        (d) If, during the term of Employee's Executive Employment Agreement of even date herewith by and among Employee, Landmark Graphics Corporation and the Company (the "Employment Agreement"), Employee's employment with the Employer is terminated by the Employer other than for Cause or Employee terminates his employment with the Employer (i) because of a material breach by the Employer of any material provision of the Employment Agreement which remains uncorrected for 30 days following written notice of such breach by Employee to the Employer or (ii) within six months of a reduction in Employee's rank, a material reduction in his responsibilities with the Employer or requirement for Employee to relocate outside the Houston, Texas metropolitan area, this Option may be exercised in full by Employee at any time during the period of 90 days following such termination or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the period of six months following Employee's death if Employee dies during such period. Capitalized terms used in this subparagraph (d) but not defined shall have the meanings ascribed in the Employment Agreement. If Employee's employment with Company is terminated for any reason set forth in this subparagraph within six months from the date of grant of this Option, the time periods specified in this subparagraph in which the Option may be exercised shall begin at the end of such six month period.

        (e) If Employee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a) through (d) above, this Option may be exercised by Employee at any time during the period of 30 days following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during a period of six months following Employee's death if Employee dies during such 30-day period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates.

  This Option shall not be exercisable in any event prior to the expiration of six months from the date of grant hereof or after the expiration of ten years from the date of grant hereof (the "Expiration Date") notwithstanding anything hereinabove contained. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) by a combination of cash or Stock. Payment may also be made, in the discretion of the Committee or its delegate, as appropriate, by delivery (including by facsimile transmission) to the Company of an executed irrevocable option exercise form, coupled with irrevocable instructions to a broker-dealer designated by the Company to simultaneously sell a sufficient number of the shares as to which the option is exercised and deliver directly to the Company that portion of the sales proceeds representing the exercise price. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to affect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

  4.   WITHHOLDING OF TAX.  To the extent that the exercise of this Option or
       ------------------
the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Employee shall have the right to determine whether money or shares of Stock shall be delivered to the Company. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

  5.   STATUS OF STOCK.  Notwithstanding any other provision of this Agreement,
       ---------------
in the absence of an effective registration statement for issuance under the Securities Act of 1933, as amended (the "Act"), of the shares of Stock acquirable upon exercise of this Option, or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur in the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

  Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

  If Employee desires to sell any shares of Stock acquired pursuant to the provisions of this Agreement and if such shares may not be sold on the open market without registration pursuant to applicable securities laws, then the Company shall, within five days after notice from Employee indicating his intention to sell such shares and the number of shares to be sold, purchase for cash such shares at a price per share based on the closing sales price for shares of Stock traded on the New York Stock Exchange on the date of receipt by the Company of said notice.

  6.   EMPLOYMENT RELATIONSHIP.  For purposes of this Agreement, Employee shall
       -----------------------
be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, as appropriate, and such determination shall be final.

  7.   BINDING EFFECT.  This Agreement shall be binding upon and inure to the
       --------------
benefit of any successors to the Company and all persons lawfully claiming under Employee.

  8.   GOVERNING LAW.  This Agreement shall be governed by, and construed in
       -------------
accordance with, the laws of the State of Texas excluding any conflict-of-law rule or principle that might refer to the laws of another State or country.

  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.

                                        HALLIBURTON COMPANY

                                        By:
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------------
                                                Henry P. Holland
                                                Employee

                                 EXHIBIT B TO
                        EXECUTIVE EMPLOYMENT AGREEMENT
                       BY AND BETWEEN HENRY P. HOLLAND,
             LANDMARK GRAPHICS CORPORATION AND HALLIBURTON COMPANY


                          RESTRICTED STOCK AGREEMENT


     AGREEMENT made as of the ___ day of _________, 1996, between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and Henry P. Holland ("Employee").

     1.  AWARD.
         -----

         (a) SHARES.  Pursuant to the Halliburton Company 1993 Stock and
             ------
Long-Term Incentive Plan (the "Plan"), 5,000 shares (the "Restricted Shares") of the Company's common stock, par value $2.50 per share ("Stock"), shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon.

         (b) ISSUANCE OF RESTRICTED SHARES.  The Restricted Shares shall be
             -----------------------------
issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

         (c) PLAN INCORPORATED.  Employee acknowledges receipt of a copy of the
             -----------------
Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

     2.  RESTRICTED SHARES.  Employee hereby accepts the Restricted Shares when
         -----------------
issued and agrees with respect thereto as follows:

         (a) FORFEITURE RESTRICTIONS.  The Restricted Shares may not be sold,
             -----------------------
assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined), and in the event of termination of Employee's employment with the Company or employing subsidiary for any reason other than (i) normal retirement on or after age sixty-five, (ii) death or (iii) disability as determined by the Company or employing subsidiary, or except as otherwise provided in the last sentence of subparagraph (b) of this Paragraph 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

         (b) LAPSE OF FORFEITURE RESTRICTIONS.  The Forfeiture Restrictions
             --------------------------------
shall lapse as to the Restricted Shares in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

                           Percentage of Total
                           Number of Restricted Shares
                           as to Which Forfeiture
     Lapse Date                Restrictions Lapse
     ----------            ---------------------------

First Anniversary of the
 date of this Agreement              20%

Second Anniversary of the
 date of this Agreement              20%

Third Anniversary of the
 date of this Agreement              20%

Fourth Anniversary of the
 date of this Agreement              20%

Fifth Anniversary of the
 date of this Agreement              20%


Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Corporate Change (as such term is defined in the Plan), (ii) the date Employee's employment with the Company is terminated by reason of death, disability (as determined by the Company or employing subsidiary) or normal retirement on or after age sixty-five or (iii) the date on which Employee shall become entitled to the severance benefits set forth in Section 3.3 of that certain Executive Employment Agreement of even date herewith by and among Employee, Landmark Graphics Corporation and the Company. In the event Employee's employment is terminated for any other reason, including retirement prior to age sixty-five with the approval of the Company or employing subsidiary, the Committee which administers the Plan (the "Committee") or its delegate, as appropriate, may, in the Committee's or such delegate's sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee's termination date, if later.

         (c) CERTIFICATES.  A certificate evidencing the Restricted Shares
             ------------
shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee for the shares upon which Forfeiture Restrictions lapsed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     3.  WITHHOLDING OF TAX.  To the extent that the receipt of the Restricted
         ------------------
Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money or shares of unrestricted Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

     4.  STATUS OF STOCK.  Employee agrees that the Restricted Shares will not
         ---------------
be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would be in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

     5.  EMPLOYMENT RELATIONSHIP.  For purposes of this Agreement, Employee
         -----------------------
shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

     6.  COMMITTEE'S POWERS.  No provision contained in this Agreement shall in
         ------------------
any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

     7.  BINDING EFFECT.  This Agreement shall be binding upon and inure to the
         --------------
benefit of any successors to the Company and all persons lawfully claiming under Employee.

     8.  GOVERNING LAW.  This Agreement shall be governed by, and construed in
         -------------
accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.


                                        HALLIBURTON COMPANY



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------------
                                        Henry P. Holland
                                        Employee

Please Check Appropriate Item (One of the boxes must be checked):

     [ ] I DO NOT desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

     [ ]* I DO desire the alternative tax treatment provided for in
          Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.



* I ACKNOWLEDGE THAT THE COMPANY HAS SUGGESTED THAT BEFORE THIS BLOCK IS CHECKED THAT I CHECK WITH A TAX CONSULTANT OF MY CHOICE.



Please furnish the following information for shareholder records:


- ------------------------------------    ----------------------
(Given name and initial must be used    Social Security Number
for stock registry)                     (if applicable)

- ------------------------------------    ----------------------
                                        Birth Date
                                        Month/Day/Year

- ------------------------------------    ----------------------
                                        Name of Employer

- ------------------------------------    ----------------------
Address (Zip Code)                      Day phone number

United States Citizen:  Yes    No
                           ---   ---

             PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.